SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 1993
(To Prospectus dated August 31, 1993)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
               (formerly known as Countrywide Funding Corporation)
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                Mortgage Pass-Through Certificates, Series 1993-4

                            -----------------------

            The Class PO Certificates

            o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated September 27, 1993, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 31, 1993. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

            o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $446,622.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 283 Mortgage Loans having an aggregate Stated Principal Balance of approximately $43,997,314.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.





                                                                                              As of
                                                                                        September 1, 2002
Total Number of Mortgage Loans...................................................              283
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................             0.35%
         60-90 days..............................................................             0.00%
         91 days or more (excluding pending foreclosures)........................             0.35%
                                                                                              -----
         Total Delinquencies.....................................................             0.70%
                                                                                              =====
Foreclosures Pending.............................................................             0.00%
                                                                                              -----
Total Delinquencies and foreclosures pending.....................................             0.70%
                                                                                              =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                            At              At
                                                                  At February 28(29),                   December 31,      June 30,
                                                --------------------------------------------------       ----------      ---------
                                                  1998           1999          2000          2001           2001            2002
                                                --------       --------      --------      -------        ---------      ---------
   Delinquent Mortgage Loans and
     Pending Foreclosures at Period End
        30-59 days........................         1.08%          1.03%          1.36%          1.61%          1.89%         1.85%
        60-89 days........................         0.16           0.18           0.22           0.28           0.39          0.40
        90 days or more (excluding
           pending foreclosures)..........         0.16           0.12           0.16           0.14           0.23          0.28
                                            -----------    -----------    -----------   ------------    -----------    ----------
            Total of delinquencies                 1.40%          1.32%          1.75%          2.03%          2.51%         2.53%
                                            ===========    ===========    ===========   ============    ===========    ==========
   Foreclosures pending...................         0.17%          0.14%          0.16%          0.27%          0.31%         0.28%
                                            ===========    ===========    ===========   ============    ===========    ==========

   Total delinquencies and foreclosures
       pending............................         1.57%          1.46%          1.91%          2.30%          2.82%         2.81%
                                            ===========    ===========    ===========   ============    ===========    ==========

   Net Gains/(Losses) on liquidated
       loans(1)...........................  $(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
   Percentage of Net Gains/(Losses) on
       liquidated loans(1)(2).............       (0.024)%       (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.010)%
   Percentage of Net Gains/(Losses) on
       liquidated loans (based on
       average outstanding principal
       balance)(1).........................      (0.027)%       (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.011)%


-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $446,622, evidencing a beneficial ownership interest of approximately 1.02% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $41,203,592 and evidenced in the aggregate a beneficial ownership interest of approximately 93.65% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $2,793,721, and evidenced in the aggregate a beneficial ownership interest of approximately 6.35% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $446,622 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 95.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                               SPA Prepayment Assumption
                                  ----------------------------------------------------
Class                               0%      100%      185%     350%     375%     525%
-----                             ------   ------    ------   ------   ------   ------
Class PO.......................    1.7%     1.9%      2.1%     2.6%     2.7%     3.2%



         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                                Class PO
                                                       SPA Prepayment Assumption
                                         -------------------------------------------------------
          Distribution Date                0%      100%      185%      350%      375%      525%
          -----------------              -----    ------    ------    ------    ------    ------
Initial Percent....................       100       100      100       100        100       100
October 30, 2002                           27        27       26        26         26        26
October 25, 2003                           22        21       20        17         17        15
October 25, 2004                           18        16       14        11         10         8
October 25, 2005                           13        11        9         6          6         4
October 25, 2006                            8         6        5         3          3         2
October 25, 2007                            4         3        2         1          1         1
October 25, 2008                            0         0        0         0          0         0
Weighted Average Life (years)**....      2.96      2.64     2.39      1.97       1.92      1.61

---------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,063,856 and $100,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

     o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

     o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

              EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1993-4


                Current Mortgage Rates of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------------------------
            Current                Number of Mortgage     Aggregate Principal Balance      Percent of Mortgage
       Mortgage Rate (%)                 Loans                  Outstanding ($)                 Pool (%)
-----------------------------------------------------------------------------------------------------------------
           6.250                          7                       1,149,694.08                    2.61
           6.375                          6                       1,067,872.38                    2.43
           6.500                         29                       5,040,181.06                   11.46
           6.625                         21                       3,263,748.06                    7.42
           6.750                         67                       9,457,815.11                   21.50
           6.875                         43                       6,792,956.11                   15.44
           7.000                         56                       8,712,553.14                   19.80
           7.125                         22                       3,586,528.87                    8.15
           7.250                         14                       2,245,556.96                    5.10
           7.375                          5                       1,031,203.62                    2.34
           7.500                          9                       1,093,494.64                    2.49
           7.625                          1                          15,663.21                    0.04
           7.750                          2                         390,491.58                    0.89
           8.000                          1                         149,555.74                    0.34
-----------------------------------------------------------------------------------------------------------------
 Total                                  283                      43,997,314.56                  100.00
=================================================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.862% per annum.


                  Current Mortgage Loan Principal Balances (1)

-----------------------------------------------------------------------------------------------------------------
       Current Mortgage            Number of Mortgage     Aggregate Principal Balance      Percent of Mortgage
       Loan Balance ($)                  Loans                  Outstanding ($)                 Pool (%)
-----------------------------------------------------------------------------------------------------------------
      0.01 to  50,000.00                    6                       97,302.18                      0.22
 50,000.01 to 100,000.00                   40                    3,008,364.44                      6.84
100,000.01 to 150,000.00                  114                   14,451,376.94                     32.85
150,000.01 to 200,000.00                   69                   11,848,430.48                     26.93
200,000.01 to 250,000.00                   29                    6,517,717.01                     14.81
250,000.01 to 300,000.00                   13                    3,497,369.71                      7.95
300,000.01 to 350,000.00                    6                    1,916,391.79                      4.36
350,000.01 to 400,000.00                    2                      730,094.41                      1.66
400,000.01 to 450,000.00                    1                      437,135.19                      0.99
450,000.01 to 500,000.00                    1                      469,210.26                      1.07
500,000.01 to 550,000.00                    2                    1,023,922.15                      2.33
-----------------------------------------------------------------------------------------------------------------
Total                                     283                   43,997,314.56                    100.00
=================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $155,468.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-----------------------------------------------------------------------------------------------------------------
 Original Loan-to-Value Ratios     Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
              (%)                         Loans                  Outstanding ($)                 Pool (%)
-----------------------------------------------------------------------------------------------------------------
50.00 or Less                               41                      6,685,305.12                  15.19
50.01 to 55.00                              23                      3,118,313.11                   7.09
55.01 to 60.00                              24                      4,278,672.14                   9.72
60.01 to 65.00                              32                      5,947,726.40                  13.52
65.01 to 70.00                              38                      5,749,284.96                  13.07
70.01 to 75.00                              40                      5,823,887.47                  13.24
75.01 to 80.00                              73                     10,865,181.48                  24.70
80.01 to 85.00                               2                        309,088.68                   0.70
85.01 to 90.00                              10                      1,219,855.20                   2.77
-----------------------------------------------------------------------------------------------------------------
Total                                      283                     43,997,314.56                 100.00
=================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 65.15%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------------------------
     State Distribution of         Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
     Mortgaged Properties                 Loans                  Outstanding ($)                 Pool (%)
-----------------------------------------------------------------------------------------------------------------
California                                  115                    20,103,994.60                  45.69
Florida                                      12                     1,658,812.18                   3.77
Georgia                                       7                     1,004,123.49                   2.28
Massachusetts                                 7                     1,035,786.73                   2.35
New York                                     22                     3,349,431.68                   7.61
Pennsylvania                                 29                     3,768,572.92                   8.57
Texas                                        28                     4,030,455.99                   9.16
Washington                                    5                       905,185.17                   2.06
Other (less than 2%)                         58                     8,140,951.80                  18.50
-----------------------------------------------------------------------------------------------------------------
Total                                       283                    43,997,314.56                 100.00
=================================================================================================================

(1) "Other" includes 21 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 2.41% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                  Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------------------------
                                    Number of Mortgage     Aggregate Principal Balance     Percent of Mortgage
        Type of Program                   Loans                  Outstanding ($)                 Pool (%)
-----------------------------------------------------------------------------------------------------------------
Alternative                                   131                   20,014,897.39                  45.49
Full                                          129                   20,782,364.72                  47.24
Reduced                                        20                    2,492,128.62                   5.66
Streamlined                                     3                      707,923.83                   1.61
-----------------------------------------------------------------------------------------------------------------
Total                                         283                   43,997,314.56                 100.00
=================================================================================================================


                          Types of Mortgaged Properties

-----------------------------------------------------------------------------------------------------------------
         Property Type              Number of Mortgage     Aggregate Principal Balance     Percent of Mortgage
                                          Loans                  Outstanding ($)                 Pool (%)
-----------------------------------------------------------------------------------------------------------------
Single Family Residence                       230                   36,008,931.33                  81.84
Planned Unit Development                       49                    7,364,430.44                  16.74
Low-rise Condominium                            4                      623,952.79                   1.42
-----------------------------------------------------------------------------------------------------------------
Total                                         283                   43,997,314.56                 100.00
=================================================================================================================


                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------------------------
                                    Number of Mortgage     Aggregate Principal Balance     Percent of Mortgage
        Loan Purpose                      Loans                  Outstanding ($)                 Pool (%)
-----------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                       215                    34,268,613.25                   77.89
Purchase                                     36                     5,386,506.94                   12.24
Refinance (cash-out)                         32                     4,342,194.37                    9.87
-----------------------------------------------------------------------------------------------------------------
Total                                       283                    43,997,314.56                  100.00
=================================================================================================================


                    Occupancy Types of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage      Aggregate Principal Balance           Percent of
        Occupancy Type                  Loans                   Outstanding ($)              Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------
Owner Occupied                             280                     43,510,515.53                  98.89
Secondary Residence                          3                        486,799.03                   1.11
-----------------------------------------------------------------------------------------------------------------
Total                                      283                     43,997,314.56                 100.00
=================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


              Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance           Percent of
           (months)                     Loans                 Outstanding ($)              Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------
             69                              1                       111,592.31                   0.25
             70                             12                     1,863,104.81                   4.23
             71                             45                     6,187,555.29                  14.06
             72                            203                    32,435,460.60                  73.72
             73                             22                     3,399,601.55                   7.73
-----------------------------------------------------------------------------------------------------------------
Total                                      283                    43,997,314.56                 100.00
=================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 72 months.

                                   EXHIBIT 2

  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W                                  Distribution Date: 9/25/02
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4


                        Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------
                                Certificate                   Pass
                      Class        Rate       Beginning      Through     Principal       Interest
 Class    Cusip    Description     Type        Balance       Rate(%)    Distribution   Distribution
--------------------------------------------------------------------------------------------------
  A1    126690BW5    Senior     Fix-30/360               -   5.000000             -            -
  A2    126690BP0    Senior     Var-30/360               -   2.212500             -            -
  A3    126690BQ8   Strip IO    Var-30/360               -   5.787500             -            -
  A4    126690CG9    Senior     Fix-30/360               -   6.500000             -            -
  A5    126690BR6    Senior     Var-30/360               -   2.212500             -            -
  A6    126690BS4   Strip IO    Var-30/360               -   6.287500             -            -
  A7    126690CM6    Senior     Fix-30/360               -   6.500000             -            -
  A8    126690CP9    Senior     Fix-30/360   15,585,346.41   6.500000    514,698.79    84,420.63
  A9    126690BX3    Senior     Fix-30/360               -   5.850000             -            -
  A10   126690CA2    Senior     Fix-30/360               -   6.500000             -            -
  A11   126690BJ4    Senior     Var-30/360   18,030,307.26   4.037000    724,518.09    60,656.96
  A12   126690BK1    Senior     Var-30/360    5,697,269.35  13.143110    228,935.35    62,399.86
  A13   126690BL9    Senior     Var-30/360    2,624,410.94   9.000000    105,457.61    19,683.08
  A14   126690BM7    Senior     Var-30/360               -   2.712500             -            -
  A15   126690BN5    Senior     Var-30/360               -  13.532869             -            -
  PO    126690BT2    Senior     Fix-30/360      470,077.88   0.000000     23,455.74            -
   X    126690BV7   Strip IO    Fix-30/360   24,619,845.15   0.299961             -     6,154.17
  AR    126690DP8    Senior     Fix-30/360               -   6.500000             -         0.01
--------------------------------------------------------------------------------------------------
  B1    126690CS3    Junior     Fix-30/360    1,554,514.30   6.500000     50,195.66     8,420.29
  B2    126690CT1    Junior     Fix-30/360    1,332,427.73   6.500000     43,024.42     7,217.32
  B3    126690DN3    Junior     Fix-30/360      406,368.15   6.500000     13,121.73     2,201.16
--------------------------------------------------------------------------------------------------
Totals                                       45,700,722.02             1,703,407.39   251,153.48
--------------------------------------------------------------------------------------------------

         Certificateholder Monthly Distribution Summary
-------------------------------------------------------------
                      Current                     Cumulative
          Total       Realized     Ending          Realized
 Class  Distribution   Losses     Balanceed         Losses
-------------------------------------------------------------
  A1               -     -                  -              -
  A2               -     -                  -              -
  A3               -     -                  -              -
  A4               -     -                  -              -
  A5               -     -                  -              -
  A6               -     -                  -              -
  A7               -     -                  -              -
  A8      599,119.42     -      15,070,647.62              -
  A9               -     -                  -              -
  A10              -     -                  -              -
  A11     785,175.04     -      17,305,789.17              -
  A12     291,335.21     -       5,468,334.00              -
  A13     125,140.70     -       2,518,953.33              -
  A14              -     -                  -              -
  A15              -     -                  -              -
  PO       23,455.74     -         446,622.14              -
   X        6,154.17     -      24,018,003.87              -
  AR            0.01     -                  -              -
-------------------------------------------------------------
  B1       58,615.94     -       1,504,318.65              -
  B2       50,241.74     -       1,289,403.31              -
  B3       15,322.89     -         393,246.42      89,792.02
-------------------------------------------------------------
Totals  1,954,560.86     -      43,997,314.64      89,792.02
-------------------------------------------------------------

  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W                                  Distribution Date: 9/25/02
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4

                          Principal Distribution Detail
------------------------------------------------------------------------------------
                         Original        Beginning         Scheduled
                        Certificate     Certificate        Principal        Accretion
 Class     Cusip          Balance         Balance         Distribution      Principal
------------------------------------------------------------------------------------
  A1     126690BW5     25,000,000.00                -               -         -
  A2     126690BP0     25,000,000.00                -               -         -
  A3     126690BQ8     25,000,000.00                -               -         -
  A4     126690CG9     25,000,000.00                -               -         -
  A5     126690BR6     15,418,000.00                -               -         -
  A6     126690BS4     15,418,000.00                -               -         -
  A7     126690CM6     11,525,000.00                -               -         -
  A8     126690CP9     16,600,000.00    15,585,346.41      514,698.79         -
  A9     126690BX3     47,440,000.00                -               -         -
  A10    126690CA2     33,175,000.00                -               -         -
  A11    126690BJ4     30,290,000.00    18,030,307.26      724,518.09         -
  A12    126690BK1      9,571,123.00     5,697,269.35      228,935.35         -
  A13    126690BL9      4,408,877.00     2,624,410.94      105,457.61         -
  A14    126690BM7      5,164,000.00                -               -         -
  A15    126690BN5      2,781,000.00                -               -         -
  PO     126690BT2      1,651,550.00       470,077.88       23,455.74         -
   X     126690BV7    174,182,146.00    24,619,845.15               -         -
  AR     126690DP8          2,000.00                -               -         -
------------------------------------------------------------------------------------
  B1     126690CS3      4,600,528.00     1,554,514.30       50,195.66         -
  B2     126690CT1      3,943,271.00     1,332,427.73       43,024.42         -
  B3     126690DN3      1,314,425.00       406,368.15       13,121.73         -
------------------------------------------------------------------------------------
Totals                262,884,774.00    45,700,722.02    1,703,407.39         -
------------------------------------------------------------------------------------

                          Principal Distribution Detail
-------------------------------------------------------------------------------------
         Unscheduled         Net          Current        Ending            Ending
          Principal       Principal       Realized     Certificate       Certificafe
 Class   Adjustments     Distribution      Losses        Balance           Factor
-------------------------------------------------------------------------------------
  A1             -                -           -                 -      0.00000000000
  A2             -                -           -                 -      0.00000000000
  A3             -                -           -                 -      0.00000000000
  A4             -                -           -                 -      0.00000000000
  A5             -                -           -                 -      0.00000000004
  A6             -                -           -                 -      0.00000000004
  A7             -                -           -                 -      0.00000000000
  A8             -       514,698.79           -     15,070,647.62      0.90787033855
  A9             -                -           -                 -      0.00000000000
  A10            -                -           -                 -      0.00000000000
  A11            -       724,518.09           -     17,305,789.17      0.57133671741
  A12            -       228,935.35           -      5,468,334.00      0.57133671804
  A13            -       105,457.61           -      2,518,953.33      0.57133672059
  A14            -                -           -                 -      0.00000000000
  A15            -                -           -                 -      0.00000000000
  PO             -        23,455.74           -        446,622.14      0.27042604661
   X             -                -           -     24,018,003.87      0.13789015936
  AR             -                -           -                 -      0.00000000000
-------------------------------------------------------------------------------------
  B1             -        50,195.66           -      1,504,318.65      0.32698826035
  B2             -        43,024.42           -      1,289,403.31      0.32698825580
  B3             -        13,121.73           -        393,246.42      0.29917752803
-------------------------------------------------------------------------------------
Totals           -     1,703,407.39           -     43,997,314.64
-------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W                                  Distribution Date: 9/25/02
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4

                          Interest Distribution Detail
--------------------------------------------------------------------------------------------
               Beginning                 Pass         Accrued       Cumulative
              Certificate               Through       Optimal         Unpaid       Deferred
 Class          Balance                 Rate (%)      Interest       Interest      Interest
--------------------------------------------------------------------------------------------
  A1                        -           5.000000              -            -          -
  A2                        -           2.212500              -            -          -
  A3                        -           5.787500              -            -          -
  A4                        -           6.500000              -            -          -
  A5                        -           2.212500              -            -          -
  A6                        -           6.287500              -            -          -
  A7                        -           6.500000              -            -          -
  A8            15,585,346.41           6.500000      84,420.63            -          -
  A9                        -           5.850000              -            -          -
  A10                       -           6.500000              -            -          -
  A11           18,030,307.26           4.037000      60,656.96            -          -
  A12            5,697,269.35          13.143110      62,399.86            -          -
  A13            2,624,410.94           9.000000      19,683.08            -          -
  A14                       -           2.712500              -            -          -
  A15                       -          13.532869              -            -          -
  PO               470,077.88           0.000000              -            -          -
   X            24,619,845.15           0.299961       6,154.17            -          -
  AR                        -           6.500000              -            -          -
--------------------------------------------------------------------------------------------
  B1             1,554,514.30           6.500000       8,420.29            -          -
  B2             1,332,427.73           6.500000       7,217.32            -          -
  B3               406,368.15           6.500000       2,201.16            -          -
--------------------------------------------------------------------------------------------
Totals          45,700,722.02                        251,153.47            -          -
--------------------------------------------------------------------------------------------

                          Interest Distribution Detail
----------------------------------------------------------------------
             Total           Net           Unscheduled
            Interest      Prepayment        Interest          Interest
 Class         Due       Int Shortfall      Adjustment          Paid
----------------------------------------------------------------------
  A1                -          -                 -                  -
  A2                -          -                 -                  -
  A3                -          -                 -                  -
  A4                -          -                 -                  -
  A5                -          -                 -                  -
  A6                -          -                 -                  -
  A7                -          -                 -                  -
  A8        84,420.63          -                 -          84,420.63
  A9                -          -                 -                  -
  A10               -          -                 -                  -
  A11       60,656.96          -                 -          60,656.96
  A12       62,399.86          -                 -          62,399.86
  A13       19,683.08          -                 -          19,683.08
  A14               -          -                 -                  -
  A15               -          -                 -                  -
  PO                -          -                 -                  -
   X         6,154.17          -                 -           6,154.17
  AR                -          -                 -               0.01
----------------------------------------------------------------------
  B1         8,420.29          -                 -           8,420.29
  B2         7,217.32          -                 -           7,217.32
  B3         2,201.16          -                 -           2,201.16
----------------------------------------------------------------------
Totals     251,153.47          -                 -         251,153.48
----------------------------------------------------------------------

  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W                                  Distribution Date: 9/25/02
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4

                           Current Payment Information
                               Factors per $1,000
-------------------------------------------------------------------------------
                              Original         Beginning Cert.
                            Certificate          Notional          Principal
 Class        Cusip           Balance             Balance         Distribution
-------------------------------------------------------------------------------
  A1        126690BW5       25,000,000.00        0.000000000      0.000000000
  A2        126690BP0       25,000,000.00        0.000000000      0.000000000
  A3        126690BQ8       25,000,000.00        0.000000000      0.000000000
  A4        126690CG9       25,000,000.00        0.000000000      0.000000000
  A5        126690BR6       15,418,000.00        0.000000039      0.000000000
  A6        126690BS4       15,418,000.00        0.000000039      0.000000000
  A7        126690CM6       11,525,000.00        0.000000000      0.000000000
  A8        126690CP9       16,600,000.00      938.876289759     31.005951205
  A9        126690BX3       47,440,000.00        0.000000000      0.000000000
  A10       126690CA2       33,175,000.00        0.000000000      0.000000000
  A11       126690BJ4       30,290,000.00      595.256099575     23.919382162
  A12       126690BK1        9,571,123.00      595.256100202     23.919382162
  A13       126690BL9        4,408,877.00      595.256102752     23.919382162
  A14       126690BM7        5,164,000.00        0.000000000      0.000000000
  A15       126690BN5        2,781,000.00        0.000000000      0.000000000
  PO        126690BT2        1,651,550.00      284.628305970     14.202259363
   X        126690BV7      174,182,146.00      141.345400291      0.000000000
  AR        126690DP8            2,000.00        0.000000000      0.000000000
-------------------------------------------------------------------------------
  B1        126690CS3        4,600,528.00      337.899107091     10.910846745
  B2        126690CT1        3,943,271.00      337.899102396     10.910846593
  B3        126690DN3        1,314,425.00      309.160394552      9.982866524
-------------------------------------------------------------------------------
Totals                     262,884,774.00      173.843168338      6.479673068
-------------------------------------------------------------------------------

                 Current Payment Information
                     Factors per $1,000
------------------------------------------------------------
                              Ending Cert.          Pass
              Interest          Notional           Through
 Class       Distribution      Balancence           Rate (%)
------------------------------------------------------------
  A1          0.000000000        0.000000000       5.000000
  A2          0.000000000        0.000000000       2.212500
  A3          0.000000000        0.000000000       5.787500
  A4          0.000000000        0.000000000       6.500000
  A5          0.000000000        0.000000039       2.212500
  A6          0.000000000        0.000000039       6.287500
  A7          0.000000000        0.000000000       6.500000
  A8          5.085579903      907.870338554       6.500000
  A9          0.000000000        0.000000000       5.850000
  A10         0.000000000        0.000000000       6.500000
  A11         2.002540728      571.336717413       4.037000
  A12         6.519596849      571.336718040      13.143110
  A13         4.464420771      571.336720590       9.000000
  A14         0.000000000        0.000000000       2.712500
  A15         0.000000000        0.000000000      13.532869
  PO          0.000000000      270.426046607       0.000000
   X          0.035331780      137.890159362       0.299961
  AR          0.002954886        0.000000000       6.500000
------------------------------------------------------------
  B1          1.830286830      326.988260346       6.500000
  B2          1.830286805      326.988255803       6.500000
  B3          1.674618804      299.177528029       6.500000
------------------------------------------------------------
Totals        0.955374768      167.363495308
------------------------------------------------------------

  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4

Pool Level Data
Distribution Date                                                                                                     9/25/2002
Cut-off Date                                                                                                           9/1/1993
Determination Date                                                                                                     9/1/2002
Accrual Period 30/360                               Begin                                                              8/1/2002
                                                    End                                                                9/1/2002
Number of Days in 30/360 Accrual Period                                                                                      30


-------------------------------------------------------------
  Collateral Information
-------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                             262,884,774.00

Beginning Aggregate Pool Stated Principal Balance                                                                 45,700,721.95
Ending Aggregate Pool Stated Principal Balance                                                                    43,997,314.56

Beginning Aggregate Certificate Stated Principal Balance                                                          45,700,722.02
Ending Aggregate Certificate Stated Principal Balance                                                             43,997,314.63

Beginning Aggregate Loan Count                                                                                              290
Loans Paid Off or Otherwise Removed Pursuant to
 Pooling and Servicing Agreement                                                                                              7
Ending Aggregate Loan Count                                                                                                 283

Beginning Weighted Average Loan Rate (WAC)                                                                            6.857736%
Ending Weighted Average Loan Rate (WAC)                                                                               6.861539%

Beginning Net Weighted Average Loan Rate                                                                              6.594736%
Ending Net Weighted Average Loan Rate                                                                                 6.598539%

Weighted Average Maturity (WAM) (Months)                                                                                     72

Servicer Advances                                                                                                      6,864.32

Aggregate Pool Prepayment                                                                                          1,114,778.43
Pool Prepayment Rate                                                                                                25.9375 CPR



-------------------------------------------------------------
 Certificate Information
-------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                92.7188519010%

  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4


-------------------------------------------------------------
 Certificate Information
-------------------------------------------------------------
Group 1
-------
Senior Prepayment Percentage                                                                                     94.1750815208%

Subordinate Percentage                                                                                            7.2811480990%
Subordinate Prepayment Percentage                                                                                 5.8249184792%

Certificate Account

Beginning Balance                                                                                                             -

Deposit
Payments of Interest and Principal                                                                                 1,961,599.95
Liquidation Proceeds                                                                                                          -
All Other Proceeds                                                                                                            -
Other Amounts                                                                                                                 -
                                                                                                                  -------------
Total Deposits                                                                                                     1,961,599.95

Withdrawals
Reimbursement of Servicer Advances                                                                                            -
Payment of Master Servicer Fees                                                                                       13,193.26
Payment of Sub Servicer Fees                                                                                                  -
Payment of Other Fees                                                                                                  7,534.18
Payment of Insurance Premium(s)                                                                                               -
Payment of Personal Mortgage Insurance                                                                                        -
Other Permitted Withdrawal per the Pooling
 and Service Agreement                                                                                                        -
Payment of Principal and Interest                                                                                  1,954,560.86
                                                                                                                  -------------
Total Withdrawals                                                                                                  1,975,288.29

Ending Balance                                                                                                        (6,154.17)

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                              2,481.89
Compensation for Gross PPIS from Servicing Fees                                                                        2,481.89
Other Gross PPIS Compensation                                                                                                 -
                                                                                                                  -------------
Total Net PPIS (Non-Supported PPIS)                                                                                           -

Master Servicing Fees Paid                                                                                            13,193.26
Sub Servicing Fees Paid                                                                                                       -
Insurance Premium(s) Paid                                                                                                     -
Personal Mortgage Insurance Fees Paid                                                                                         -
Other Fees Paid                                                                                                        7,534.18
                                                                                                                  -------------
Total Fees                                                                                                            20,727.44

  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4

-------------------------------------------------------------
 Delinquency Information
-------------------------------------------------------------
Group 1
-------

Delinquency                                                   30-59 Days    60-89 Days            90+ Days               Totals
-----------                                                   ----------    ----------            --------               ------
Scheduled Principal Balance                                   242,302.02             -          152,691.97           394,993.99
Percentage of Total Pool Balance                               0.550720%     0.000000%           0.347048%            0.897768%
Number of Loans                                                        1             0                   1                    2
Percentage of Total Loans                                      0.353357%     0.000000%           0.353357%            0.706714%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                       -
Additional Gains (Recoveries)/Losses                                                                                          -
Total Realized Losses                                                                                                 89,280.34


  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
Attn:  Courtney Bartholomew
       212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-4


-------------------------------------------------------------
   Subordination/Credit Enhancement Information
-------------------------------------------------------------

Protection                                                                                        Original              Current
----------                                                                                        --------              -------
Bankruptcy Loss                                                                                 100,000.00           124,000.00
Bankruptcy Percentage                                                                            0.038039%            0.281835%
Credit/Fraud Loss                                                                             5,257,695.00                    -
Credit/Fraud Loss Percentage                                                                     2.000000%            0.000000%
Special Hazard Loss                                                                           5,363,244.00         1,063,856.26
Special Hazard Loss Percentage                                                                   2.040150%            2.418003%

Credit Support                                                                                    Original              Current
--------------                                                                                    --------              -------
Class A                                                                                     253,026,550.00        40,810,346.26
Class A Percentage                                                                              96.249983%           92.756448%

Class B1                                                                                      4,600,528.00         1,504,318.65
Class B1 Percentage                                                                              1.750017%            3.419115%

Class B2                                                                                      3,943,271.00         1,289,403.31
Class B2 Percentage                                                                              1.500000%            2.930641%

Class B3                                                                                      1,314,425.00           393,246.42
Class B3 Percentage                                                                              0.500000%            0.893796%
